Exhibit 10.1

AUFHEBUNGSVERTRAG	TERMINATION AGREEMENT
zwischen	between
Cerence GmbH Jülicher Straße 376, 52070 Aachen Deutschland / Germany

- die „Gesellschaft" -	- the "Company" -
und	and
Dr. Stefan Ortmanns Walter-Scheibler-Straße 24, 52156 Monschau Deutschland / Germany
- der „Mitarbeiter" -	- the "Employee" -
nachfolgend gemeinsam die „Parteien“ und jeweils einzeln auch die „Partei“	hereinafter together the "Parties" and each individually also the "Party"

Präambel	Preamble

Der Mitarbeiter steht in einem Arbeitsverhältnis mit der Gesellschaft. Grundlage ist gegenwärtig der Arbeitsvertrag der Parteien vom 23. / 24. Dezember 2021 einschließlich sämtlicher etwaiger Änderungen und Ergänzungen (der „Arbeitsvertrag“).

The Employee is employed by the Company. Basis of the employment is currently the employment agreement between the Parties dated 23 / 24 December 2021, including any amendments and supplements (the "Employment Agreement").

Die Parteien halten einen Wechsel an der Unternehmensspitze für sinnvoll und wollen ihre Zusammenarbeit daher einvernehmlich beenden.	The Parties agree that the Company will benefit from a change in leadership and therefore wish to terminate their cooperation on an amicable basis.
Vor diesem Hintergrund schließen die Parteien den folgenden Aufhebungsvertrag.	In view of the above, the Parties enter into the following Termination Agreement.

§ 1 Beendigung	§ 1 Termination
1.
Die Parteien heben hiermit das zwischen ihnen bestehende Arbeitsverhältnis, insbesondere den Arbeitsvertrag, mit Wirkung zum Ablauf des 31. Dezember 2024 (der „Beendigungstermin“) einvernehmlich auf.
1. The Parties herewith terminate their employment relationship, in particular the Employment Agreement, with effect from the end of 31 December 2024 (the “Termination Date”) by mutual consent.
2.
Zum Beendigungstermin enden auch, soweit vorhanden, sämtliche weiteren Arbeits- und Dienstverträge zwischen den Parteien sowie zwischen dem Mitarbeiter und jedem anderen im Sinne der §§ 15 ff. Aktiengesetz (AktG) mit der Gesellschaft verbundenen Unternehmen (das “Verbundene Unternehmen”); die Gesellschaft handelt insoweit als bevollmächtige Vertreterin des betreffenden Verbundenen Unternehmens.

2.
Upon the Termination Date, all other employment or service contracts, if any, between the Parties as well as between the Employee and any other company affiliated with the Company in accordance with Sec. 15 et seq. German stock corporation Act (AktG) (“Affiliate”) shall end; in this respect, the Company acts as authorised representative of the respective Affiliate.

Verbundenes Unternehmen im vorstehenden Sinn ist insbesondere, aber nicht ausschließlich, die Cerence Inc mit Sitz in Burlington, Massachusetts (U.S.).	An Affiliate in the above sense is in particular, but not exclusively, Cerence Inc. with its business seat in Burlington, Massachusetts (U.S.).

§ 2 Vergütung / Abwicklung	§ 2 Remuneration / Settlement
1.
Die Parteien sind sich einig, dass die vertraglich vereinbarte Festvergütung des Mitarbeiters bis zum 31. Oktober 2024 bereits ordnungsgemäß abgerechnet und vollständig an den Mitarbeiter ausgezahlt wurde.
1. The Parties agree that the contractually stipulated base remuneration of the Employee has already been settled until 31 October 2024 in due form and has been paid to the Employee entirely.
2.
Die Gesellschaft wird das Arbeitsverhältnis für die Zeit bis zum Beendigungstermin auf Grundlage des festen monatlichen Gehalts in Höhe von EUR 46.375,00 (in Worten: sechsundvierzigtausenddreihundertfünfundsiebzig Euro) brutto abrechnen und die sich hieraus ergebenden Nettobeträge bei Fälligkeit auf das Gehaltskonto des Mitarbeiters auszahlen.

2.
For the period until the Termination Date, the Company shall properly settle the employment relationship based on the fixed monthly salary in the amount of EUR 46,375.00 (in words: forty-six thousand three hundred seventy-five Euro) gross and pay the resulting net amounts to the Employee’s salary account when due.

Die Gesellschaft wird dabei die Eigenbeteiligung des Mitarbeiters an den Leasingkosten seines Firmenwagens in Höhe von EUR 635,59 (in Worten: sechshundertfünfunddreißig Euro und neunundfünfzig Cent) berücksichtigen und in Abzug bringen.

The Company will take into account and deduct the Employee's contribution to the leasing costs of his company car in the amount of EUR 635.59 (in words: six hundred and thirty-five Euro and fifty-nine Cent).

3.
Der Mitarbeiter erhält für das Geschäftsjahr 2024 (1. Oktober 2023 bis 30. September 2024) eine Bonuszahlung in Höhe von EUR 188.597,85 (in Worten: einhundertachtundachtzigtausendfünfhundertsiebenundneunzig Euro und fünfundachtzig Cent) brutto. Die Gesellschaft rechnet diese Zahlung ordnungsgemäß ab und zahlt den sich hieraus ergebenden Nettobetrag mit der Gehaltsabrechnung für den Monat Dezember 2024 auf das Gehaltskonto des Mitarbeiters aus.

3.
For the financial year 2024 (1 October 2023 to 30 September 2024), the Employee shall receive a bonus payment in the amount of EUR 188,597.85 (in words: one hundred eighty-eight thousand five hundred ninety-seven Euro and eighty-five Cent) gross. The Company shall properly settle this payment and pay the resulting net amount to the Employee`s salary account with the salary statement for the month of December 2024.
4. Die Parteien sind sich einig, dass der Mitarbeiter keinen Anspruch auf eine Bonuszahlung für das Geschäftsjahr 2025 (1. Oktober 2024 bis 30. September 2025) hat.	4. The Parties agree that the Employee shall not be entitled to any bonus payment for the financial year 2025 (1 October 2024 to 30 September 2025).
5.
Ansprüche des Mitarbeiters auf Grundlage des Cerence Inc. 2019 Equity Incentive Plan richten sich ausschließlich gegen die Cerence Inc. und nach Maßgabe der zwischen der Cerence Inc. und dem Mitarbeiter getroffenen Vereinbarungen. Diese Ansprüche sind nicht Gegenstand dieses Aufhebungsvertrags.

5.
Any entitlements of the Employee based on the Cerence Inc. 2019 Equity Incentive Plan are exclusively directed against Cerence Inc. and are subject to the corresponding agreements between Cerence Inc. and the Employee. Such entitlements are not subject to this Termination Agreement.

6.
Mit den vorstehenden Gehaltszahlungen sind alle Ansprüche des Mitarbeiters auf feste oder variable Vergütungskomponenten auf Grundlage des Arbeitsvertrages vollständig abgegolten. Weitere Arbeitsvergütung (Boni, Kommissionen, Zulagen, Prämien, Jubiläumszahlungen etc.) ist nicht geschuldet.

6.
With the aforementioned salary payments, the Employee’s entitlement to any fixed or variable remuneration components under the Employment Agreement shall be deemed fully settled. The Company does not owe any further remuneration (bonus, commissions, allowance, premium, jubilee payments etc.).

7.
Die Gesellschaft erstattet dem Mitarbeiter, soweit noch nicht geschehen, nach Maßgabe der bei der Gesellschaft geltenden Bestimmungen die Kosten für einen Hin- und Rückflug (Business Class) nach Bosten (U.S.) im Oktober 2024.
7. The Company will reimburse the Employee for a return flight (business class) in October 2024 to Boston (U.S.) in accordance with the Company's applicable regulations, if not already settled.

§ 3 Firmenwagen / Mobiltelefon	§ 3 Company Car / Mobile Phone
1.
Der Mitarbeiter ist berechtigt, seinen aktuellen Firmenwagen, Porsche Cayenne Coupe, amtliches Kennzeichen MON-CN-24, bis zum Beendigungstermin entsprechend den bisherigen Regelungen weiter zu nutzen. Der Mitarbeiter wird den Firmenwagen nebst vollständigem Zubehör, sämtlichen Schlüsseln und Fahrzeugpapieren, spätestens zum Beendigungstermin in ordnungsgemäßem Zustand an die Gesellschaft zurückgeben.

1.
The Employee shall be entitled to use his current company car, Porsche Cayenne Coupe, registration number MON-CN-24, until the Termination Date pursuant to the previous regulations. The Employee shall return the company car to the Company, complete with all extras, keys and accessories in proper condition no later than the Termination Date.

2.
Die Pflicht des Mitarbeiters zur Zahlung der Eigenbeteiligung an den Leasingkosten für den Firmenwagen auf Grundlage der Vereinbarung vom 21. / 27. November 2023 endet zum Beendigungstermin, nicht jedoch vor Erfüllung der Rückgabepflichten nach § 3.1.

2.
The Employee's obligation to pay the personal contributions towards the leasing costs for the company car on the basis of the agreement dated 21/27 November 2023 ends on the Termination Date, but not before the return obligations under § 3.1 have been fulfilled.

3.
Der Mitarbeiter ist berechtigt nach Maßgabe der nachstehenden Regelungen, die von ihm dienstlich genutzte Mobilfunknummer (+49(0)171/9719687) sowie sein dienstliches Mobiltelefon zum Beendigungstermin zu behalten und zu übernehmen. Die Gesellschaft wird alle hierzu erforderlichen und angemessenen Erklärungen abgeben und Handlungen vornehmen. Etwaig durch die Übernahme der Rufnummer entstehende Kosten trägt der Mitarbeiter.

3.
In accordance with the following provisions, the Employee is entitled to retain and take over the mobile telephone number (+49(0)171/9719687) and his cell phone used for business purposes as of the Termination Date. The Company will make all necessary declarations and take all necessary and reasonable actions. Any costs arising from the transfer of the telephone number shall be borne by the Employee.

Der Mitarbeiter ist verpflichtet, alle geschäftlichen Anrufe, die die Gesellschaft und/oder ein Verbundenes Unternehmen betreffen, an Brian Krzanich, Chief Executive Officer, unter Mitteilung der entsprechenden Kontaktdaten weiterzuleiten. Diese Verpflichtung gilt sowohl während einer Freistellung als auch über den Beendigungstermin hinaus.

The Employee is obliged to forward all business calls concerning the Company and/or an Affiliate to Brian Krzanich, Chief Executive Officer, providing the relevant contact details. This obligation applies both during the Garden Leave and beyond the Termination Date.

§ 4 Urlaub / Freistellung	§ 4 Vacation / Garden Leave
1.
Die Parteien sind sich einig, dass sämtliche Ansprüche des Mitarbeiters auf Urlaub oder Freizeitausgleich für das Kalenderjahr 2024 sowie für die Vorjahre bereits in natura gewährt und vollständig in Anspruch genommen wurden.

1.
The Parties agree that all entitlements to vacation or compensatory time off for the calendar year 2024 and previous years have already been granted by the Company and in full taken by the Employee in natura.

2.
Die Gesellschaft stellt den Mitarbeiter mit sofortiger Wirkung unter Fortzahlung des festen monatlichen Gehalts sowie unter Anrechnung eventueller Ansprüche auf Urlaub und Freizeitausgleich unwiderruflich bis zum Beendigungstermin von seiner Pflicht zur weiteren Arbeitsleistung frei. Ein während der Freistellung anderweitig erzielter Verdienst wird angerechnet.

2.
With immediate effect, the Employee is irrevocably released from his duty to work until the Termination Date with continued payment of the fixed monthly salary and any possible entitlements to vacation or compensation time being set off against the period of release. Any other earnings during the period of release shall be set off against the contractual remuneration.

3. Der Arbeitsvertrag wird durch die Freistellung im Übrigen nicht berührt; die Nebenpflichten, namentlich das vertragliche	3. The release from the duty to work does not affect the

Wettbewerbsverbot und die Verschwiegenheitspflicht, bestehen unverändert fort.	contractual obligations under the Employment Agreement. Any ancillary obligations, namely the contractual non-competition clause and the duty of confidentiality, remain unaffected.

§ 5 Abfindungszahlungen	§ 5 Severance Payments
1. Die Gesellschaft zahlt dem Mitarbeiter in entsprechender Anwendung der §§ 9, 10 KSchG eine einmalige Abfindung in Höhe von	1. The Company shall make a one-time severance payment in the amount of
EUR 328.250,00	EUR 328,250.00
(in Worten: dreihundertachtundzwanzigtausendzweihundertfünfzig Euro) brutto als Entschädigung für die vorzeitige Beendigung des Arbeitsverhältnisses.

(in words: three hundred twenty-eight thousand two hundred fifty Euro) gross to the Employee as compensation for the premature termination of his employment with the corresponding application of Sec. 9, 10 German Protection Against Dismissal Act (KSchG).

2.
Die Gesellschaft zahlt dem Mitarbeiter zudem nach dem „Change of Control and Severance Agreement – CEO“ vom 19. / 21. Juni 2022 (die „Abfindungsvereinbarung“) einmalig eine Abfindung in entsprechender Anwendung der §§ 9, 10 KSchG in Höhe von insgesamt

2.
Additionally, the Company shall make a one-time severance payment with the corresponding application of Sec. 9, 10 German Protection Against Dismissal Act (KSchG) under the „Change of Control and Severance Agreement – CEO dated 19 / 21 June 2022 (the “Severance Agreement”) in the amount of totally

EUR 1.808.625,00	EUR 1,808,625.00

(in Worten: eine Million achthundertachttausendsechshundertfünfundzwanzig Euro) brutto.	(in words: one million eight hundred eight thousand six hundred twenty-five Euro) gross.
3.
Der Anspruch auf Zahlung dieser Abfindungen nach den vorstehenden Ziffern dieses § 5 entsteht mit Abschluss dieses Aufhebungsvertrags und ist vererblich. Die Abfindungen sind zum Beendigungstermin fällig. Die Gesellschaft wird die Abfindungen ordnungsgemäß abrechnen und die sich ergebenden Nettobeträge bei Fälligkeit auf das Gehaltskonto des Mitarbeiters auszahlen.

3.
The entitlement to the severance payments pursuant to the above sections of this § 5 comes into existence upon signing of this Termination Agreement and shall be hereditary. The severance payments shall be due at the Termination Date. The Company shall settle the severance payment properly and pay the resulting net amounts to the Employee`s salary account when due.

4.
Mit diesen Zahlungen erfüllt die Gesellschaft vollständig jegliche Abfindungsansprüche des Mitarbeiters gegen die Gesellschaft, insbesondere auch aufgrund der Abfindungsvereinbarung, sowie gegen Verbundene Unternehmen.
4. By making these severance payments, the Company fulfills any severance claims of the Employee against the Company, in particular also under the Severance Agreement, as well as against any Affiliate.

§ 6 Nachvertragliches Wettbewerbsverbot / Abwerbeverbot / Kundenschutz	§ 6 Post-Contractual Non-Compete Covenant / Non-Solicitation / Customer Protection
1.
Die Parteien bestätigen ausdrücklich, dass das nachvertragliche Wettbewerbsverbot gemäß § 7 des Arbeitsvertrags (das „Nachvertragliche Wettbewerbsverbot“) aufrechterhalten bleibt. Das Nachvertragliche Wettbewerbsverbot beginnt am 1. Januar 2025 und endet mit Ablauf des 31. Dezember 2025 (der „Verbotszeitraum“).

1.
The Parties explicitly confirm the post-contractual non-compete covenant pursuant to § 7 of the Employment Contract (the “Post-Contractual Non-Compete”), which shall take effect as of 1 January 2025 and shall expire as per 31

December 2025 (the “Restricted Period”).
2. In Bezug auf die Entschädigung zur Einhaltung des Nachvertraglichen Wettbewerbsverbots (die „Karenzentschädigung“) vereinbaren die Parteien Folgendes:	2. With regard to the compensation for compliance with the Post-Contractual Non-Compete (the “Indemnity”), the Parties agree the following:
a)
In der Abfindung nach § 5.2 dieses Aufhebungsvertrags ist zugleich eine Karenzentschädigung in der vertraglich vereinbarten und von § 74 Abs. 2 HGB geforderten Höhe enthalten. Es besteht Einigkeit zwischen den Parteien, dass der Abfindungsbetrag nach § 5.2 dieses Aufhebungsvertrags den vertraglich vereinbarten und von § 74 Abs. 2 HGB geforderten Betrag einer Karenzentschädigung deutlich übersteigt.

a)
The severance payment pursuant to § 5.2 of this Termination Agreement also includes an Indemnity in the amount contractually agreed and required by Sec. 74 (2) German Commercial Code (HGB). The Parties agree that the severance payment pursuant to § 5.2 of this Termination Agreement significantly exceeds the Indemnity amount contractually agreed and required by Sec. 74 (2) HGB.

b)
Die Karenzentschädigung wird zusammen mit der Auszahlung des Abfindungsbetrags und somit im Voraus des Verbotszeitraums geleistet. Entgegen der Regelung im Arbeitsvertrag erfolgen keine monatlichen Zahlungen.
b) The Indemnity is settled along with the severance payment and therefore in advance of the Restricted Period. Contrary to the provisions of the Employment Contract, there are no monthly payments.
Die Gesellschaft schuldet für die Einhaltung des Nachvertraglichen Wettbewerbsverbots durch den Mitarbeiter neben der Abfindung keine weiteren Zahlungen.	The Company owes no further payments in addition to the severance payment for the Employee's compliance with the Post-Contractual Non-Compete.
c) Eine Anrechnung anderweitigen Erwerbs gemäß § 74c HGB erfolgt nicht.	c) An offset of other income pursuant to Sec. 74c HGB shall not take place.
3. Die Parteien bestätigen zudem ausdrücklich, dass auch die zum Nachvertraglichen Wettbewerbsverbot vereinbarte Vertragsstrafe (§ 7 des Arbeitsvertrags) aufrechterhalten bleibt.	3. The Parties also explicitly confirm that the contractual penalty for the Post-Contractual Non-Compete (§ 7 of the Employment Contract) shall remain in force.
4.
Die vorstehenden Ziffern dieses § 6 geltend entsprechend für das nachvertragliche Abwerbeverbot bezogen auf Mitarbeiter und Kunden gemäß § 8 des Arbeitsvertrags (das „Nachvertragliche Abwerbeverbot“), mit der Maßgabe, dass das Nachvertragliche Abwerbeverbot am 1. Januar 2025 beginnt und mit Ablauf des 30. Juni 2025 endet.

4.
The above sections of this § 6 shall apply accordingly to the post-contractual non-solicitation covenant with regard to employees and customers in accordance with § 8 of the Employment Contract (the “Post-Contractual Non-Solicitation”), provided that the Post-Contractual Non-Solicitation shall take effect as of 1 January 2025 and shall expire as per 30 June 2025.

§ 7 Betriebliche Altersversorgung	§ 7 Pension Commitment
Die Parteien sind sich einig, dass der Mitarbeiter durch seine Tätigkeit für die Gesellschaft keine unverfallbaren Anwartschaften auf Leistungen der betrieblichen Altersversorgung erworben hat.	The Parties agree that the Employee has not acquired any vested rights to benefits under any company pension scheme as a result of his work for the Company.

§ 8 Rückgabe und Überlassung / Löschung von Daten / Passwörter	§ 8 Return and Transfer / Deletion of Data / Passwords
1.
Der Mitarbeiter wird, soweit noch nicht geschehen, unverzüglich sämtliche in seinem Besitz befindlichen Gegenstände, Unterlagen, Aufzeichnungen und andere Materialien, vollständig und unbeschädigt an die Gesellschaft zurückgeben, die:

1.
The Employee shall, if he has not already done so, immediately return to the Company without undue delay, completely and in proper condition, all objects, documents, notes and other assets in his possession, which:

a) der Gesellschaft gehören;	a) belong to the Company;
b) welche dem Mitarbeiter im Zusammenhang mit seiner Tätigkeit für die Gesellschaft von dieser, einem Verbundenen Unternehmen oder einem Dritten überlassen wurden; oder	b) have been handed over to the Employee in connection with his work for the Company by the Company, by an Affiliate or a third party; or
c) die im Zusammenhang mit der Tätigkeit des Mitarbeiters für die Gesellschaft entstanden sind;	c) have been created in connection with the Employee’s work for the Company;

dies gilt insbesondere für Gegenstände wie Laptop, Schlüssel und andere Zugangskarten. Der Mitarbeiter ist nicht berechtigt, insoweit Kopien für eigene Zwecke oder Zwecke Dritter zurückzubehalten. Die obigen Pflichten gelten sinngemäß für elektronisch gespeicherte Daten und Datenträger. Im Übrigen gelten die für den Fall des Ausscheidens einschlägigen Regelungen und Richtlinien der Gesellschaft, insbesondere auch zu IT und Datensicherheit this applies, in particular, to objects such as laptop, keys and other access devices. The Employee is not entitled to retain any copies of such for his own purposes or those of third parties. The aforementioned obligations shall apply accordingly to electronically stored data and data carriers. Additionally, the Company rules and policies which apply in case of a termination, in particular, on IT and the safety of data shall apply.

§ 3 des Aufhebungsvertrags bleibt von den vorstehenden Regelungen unberührt.	Section 3 of the Termination Agreement remains unaffected by the above provisions.
2.
Der Mitarbeiter ist zudem verpflichtet unverzüglich, alle auf den von ihm privat genutzten Computern gespeicherten Daten und Programme, die ihm im Hinblick auf seine Tätigkeit für die Gesellschaft überlassen bzw. wegen seiner Tätigkeit für die Gesellschaft oder für ein Verbundenes Unternehmen gespeichert wurden, der Gesellschaft auf Datenträger kopiert zur Verfügung zu stellen und anschließend nach Rücksprache mit der Gesellschaft auf den betreffenden privaten Computern unwiederbringlich zu löschen.

2.
Furthermore, any data and programs that were delivered to the Employee in connection with his work for the Company or an Affiliate and/or that were stored by him in the course of his work for the Company and that are stored on any computers he uses for private purposes shall be immediately transferred by the Employee to a data carrier and be delivered to the Company as well as irretrievably deleted from such private computers after prior consultation with the Company.

Der vorstehende Absatz gilt sinngemäß für die auf dem dienstlichen Mobiltelefon gespeicherten geschäftlichen Daten. Der Mitarbeiter wird dieser Verpflichtung spätestens zum Zeitpunkt der Übernahme des Mobiltelefons gemäß § 3.3 des Aufhebungsvertrags nachkommen.

The preceding paragraph applies accordingly to the business data stored on the business cell phone. The Employee will fulfil this obligation at the latest when he takes over the cell phone pursuant to § 3.3 of the Termination Agreement.

3.
Der Mitarbeiter teilt der Gesellschaft unverzüglich alle Codes, Passwörter und Zugangssperren im Hinblick auf die EDV-Systeme der Gesellschaft mit und wird von diesen ab sofort keinen Gebrauch mehr machen. Der Mitarbeiter willigt ausdrücklich ein, dass die Gesellschaft das Recht hat:

3.
The Employee shall inform the Company immediately about all codes, passwords and access barriers with regard to the Company’s IT systems and will refrain from using those. The Employee explicitly consents to the Company having the right to:

a) vollumfänglich auf den betrieblichen E-Mail-Account des Mitarbeiters und sonstige dienstliche Accounts zuzugreifen	a) comprehensively access the Employee's company e-mail account and other

und eingehende Nachrichten an einen anderen Account weiterzuleiten;	business accounts and to forward incoming messages to another account;
b)
für den betrieblichen E-Mail-Account des Mitarbeiters eine Autoreply in Form einer Abwesenheitsnachricht einzurichten, die die Informationen enthält, dass der Empfänger die E-Mail nicht mehr beantworten wird und an wen sich der Absender der E-Mail mit seinem Anliegen wenden kann.

b)
set up an autoreply for the Employee's company e-mail account in the form of an absence message containing the information that the recipient will no longer reply to the e-mail and to whom the sender of the e-mail can turn to with his request.

Der Mitarbeiter wird eine ggf. erforderliche Sicherung privater E-Mail-Datenbestände eigenständig vornehmen.	The Employee will carry out any necessary backup of private e-mail databases on his own.
4.
Der Mitarbeiter wird der Gesellschaft auf Wunsch in Textform bestätigen, dass er zum Zeitpunkt dieser Bestätigung keine der zuvor beschriebenen Gegenstände, Unterlagen, Aufzeichnungen und andere Materialien mehr in seinem Besitz und ihm keine der genannten Daten und Programme mehr zur Verfügung stehen.

4.
Upon the Company’s request, the Employee shall confirm in text form that at the time of this confirmation none of the above-mentioned objects, documents, notes and other assets are in his possession anymore and none of the above-mentioned data or programs are at his disposal any longer.

5. Ein Zurückbehaltungsrecht an den zuvor beschriebenen Gegenständen, Unterlagen, Aufzeichnungen, anderen Materialien, Daten und Programmen wird ausdrücklich ausgeschlossen.	5. The right to retain any of the above-mentioned objects, documents, notes, other assets, data or programs is hereby expressly excluded.

§ 9 Geheimhaltung	§ 9 Confidentiality
1. Der Mitarbeiter wird auch nach Beendigung des Arbeitsverhältnisses alle ihm im Zusammenhang mit seiner	1. Following termination of the employment relationship, the

Tätigkeit für die Gesellschaft bekannt gewordenen Geschäftsgeheimnisse der Gesellschaft im Sinne des § 2 Geschäftsgeheimnisschutzgesetz (GeschGehG) streng geheim halten und weder gegenüber Dritten noch gegenüber nicht berechtigten Beschäftigten der Gesellschaft offenlegen.

Employee shall keep strictly confidential, both vis-à-vis third parties and unauthorized employees of the Company, all business secrets of the Company in the meaning of Sec. 2 German Business Secret Protection Act (GeschGehG) of which he has become aware of in connection with his work for the Company.

2.
In gleicher Weise wird der Mitarbeiter auch sonstige vertrauliche Informationen der Gesellschaft, welche von der Gesellschaft ausdrücklich als solche bezeichnet worden sind oder deren Vertraulichkeit aus der Sicht eines objektiven Dritten erkennbar ist und die dem Mitarbeiter im Zusammenhang mit seiner Tätigkeit für die Gesellschaft bekannt geworden oder ihm von der Gesellschaft zur Verfügung gestellt worden sind, streng geheim halten (diese vertraulichen Informationen einschließlich Geschäftsgeheimnisse zusammen die „Vertraulichen Informationen“).

2.
In the same way, the Employee shall keep strictly confidential all other confidential information of the Company that the Company has explicitly designated as such or the confidentiality of which is recognisable from the perspective of an objective third party and of which the Employee has become aware of in connection with his work for the Company or which have been provided to him by the Company (such confidential information including business secrets the “Confidential Information”).

3. Zu den Vertraulichen Informationen gehören insbesondere:	3. Confidential Information, in particular, includes:
a)
nicht-öffentliche Informationen über die Gesellschaft, die für die Gesellschaft von Wert sind und deren Offenlegung zu einer Verletzung der Vertraulichkeit führen oder einen anderen, nicht unerheblichen Nachteil für die Gesellschaft beinhalten kann;

a)
non-public information concerning the Company that is of value to the Company and the disclosure of which could result in a breach of confidentiality or any other disadvantage to the Company which is not insignificant;

b)
Finanzinformationen, Berichte und Prognosen, Marktinformationen, Mark- und Geschäftspläne, Perspektiven, Strategien, vertrauliche Personalinformationen, Kundenlisten, Wissensmanagementmaterialien, einschließlich Vorlagen, Formulare oder Muster.

b)
financial information, reports and forecasts, market information, market and business plans, prospects, strategies, confidential personnel information, client lists, knowledge management materials, including any templates, forms or samples.

4.
Die Geheimhaltungspflicht gilt entsprechend zum Schutz der Vertraulichen Informationen von Verbundenen Unternehmen, Kunden und sonstigen Geschäftspartnern der Gesellschaft, soweit der Mitarbeiter diese im Zusammenhang mit seiner Tätigkeit für die Gesellschaft bekannt geworden sind.

4.
The confidentiality obligation shall apply mutatis mutandis to protect Confidential Information of Affiliates, clients and other business partners of the Company, to the extent that the Employee has become aware of that in connection with his work for the Company.

5. Ausgenommen von der Geheimhaltungspflicht sind Vertrauliche Informationen, zu denen der Mitarbeiter beweisen kann, dass deren Weitergabe:	5. Excluded from the confidentiality obligation shall be Confidential Information on which the Employee can prove that such information needs to be passed on:
a) aufgrund zwingender gesetzlicher Bestimmungen oder Anordnungen staatlicher Organe erfolgt; der Mitarbeiter wird die Gesellschaft vor der Offenlegung entsprechend in Textform informieren;	a) due to compulsory legal provisions or public authority regulations; the Employee shall accordingly inform the Company prior to disclosure in text form;
b) zur legitimen Wahrung bzw. Abwehr von Rechtsansprüchen im Rahmen behördlicher oder gerichtlicher Verfahren erforderlich ist;	b) in order to legitimately exercise or defend legal claims in administrative proceedings or in court;
c) seitens der Gesellschaft ausdrücklich vorher schriftlich gestattet worden ist; oder	c) where the Company has given its explicit prior

written approval to the disclosure; or
d) unter eine gesetzliche Ausnahme von Geheimhaltungspflichten fällt, wie etwa nach dem Geschäftsgeheimnisschutzgesetz (GeschGehG) oder dem Hinweisgeberschutzgesetz (HinSchG).	d) in the course of statutory exception from confidentiality obligations, such as any under the German Business Secret Protection Act (GeschGehG) or the German Whistleblower Protection Act (HinSchG).
6.
Soweit die Verpflichtung zu strengster Geheimhaltung den Mitarbeiter in seinem beruflichen Fortkommen unbillig einschränkt oder vollständig behindert, kann er von der Gesellschaft eine Einschränkung dieser Verpflichtung verlangen.

6.
As far as this confidentiality obligation should restrict the Employee’s professional advancement in an unreasonable way or completely, he may demand a release from this obligation vis-à-vis the Company.

7. Etwaig weitergehende Geheimhaltungspflichten aus dem GeschGehG, anderen Gesetzen oder dem Arbeitsvertrag bleiben unberührt.	7. More protective confidentiality obligations arising from the GeschGehG, other laws or the Employment Agreement shall remain unaffected.

§ 10 Verbot der Herabwürdigung	§ 10 Non-Disparagement
1.
Der Mitarbeiter wird zu keinem Zeitpunkt wahrheitswidrige oder verunglimpfende Äußerungen über die Gesellschaft oder ein mit ihr Verbundenes Unternehmen oder ihre jeweiligen Organmitglieder, Mitarbeiter, Geschäftspartner, Anteilseigner, Vertreter, Produkte und/oder Dienstleistungen veröffentlichen und/oder verbreiten bzw. dies veranlassen. Diese Verpflichtung gilt in entsprechender Weise auch für die Organe der Gesellschaft sowie die Organe der Cerence Inc. gegenüber dem Mitarbeiter.

1.
The Employee shall not at any time publish and/or spread or cause to be publish and/or spread any untruthful or disparaging statements about the Company or any of its Affiliates or their respective board members, employees, business partners, shareholders, representatives, products and/or services. This obligation also applies in a corresponding manner to the executive bodies of the Company as well as of Cerence Inc. vis-à-vis the Employee.
2.
Von der vorstehenden Verpflichtung unberührt bleibt das Recht des Mitarbeiters in berechtigten Fällen Missstände zu melden, bei Untersuchungen der US-Börsenaufsichtsbehörde (SEC) oder einer anderen US-Regierungsbehörde mitzuwirken und/oder, falls einschlägig, eine Belohnung für Whistleblower in Anspruch zu nehmen.

2.
The foregoing obligation is without prejudice to the Employee's right to report wrongdoing in the appropriate instances, to cooperate with U.S. Securities Exchange Commission (SEC) or other U.S. government agencies investigations, and/or, if applicable, seek whistleblower awards.

§ 11 Erledigungsklausel	§ 11 Settlement Clause
1.
Mit Erfüllung der Verpflichtungen aus diesem Vertrag sind alle wechselseitigen finanziellen Ansprüche aus und im Zusammenhang mit dem Arbeitsverhältnis und seiner Beendigung und für die Zeit danach, gleich aus welchem Rechtsgrund – ob bekannt oder unbekannt – abgegolten und erledigt.

1.
Subject to fulfilment of the obligations under this Agreement, all mutual financial claims arising from or in the context of the employment relationship and its termination as well as for the period after termination shall be deemed finally settled and satisfied, based on whatever legal grounds – may they be known or unknown.

2. Dies gilt entsprechend für Ansprüche von und gegenüber Verbundenen Unternehmen; die Gesellschaft handelt insoweit als bevollmächtige Vertreterin des betreffenden Verbundenen Unternehmens.	2. This applies accordingly to claims of and against Affiliates; in this respect, the Company acts as authorised representative of the respective Affiliate.

3. Ausgenommen von dieser Erledigungsklausel sind:	3. This settlement clause shall not apply to:
a) Ansprüche wegen Verletzung des Lebens, des Körpers oder der Gesundheit;	a) claims due to an injury to life, limb or health;
b) Ansprüche wegen einer grob fahrlässigen oder vorsätzlichen Pflichtverletzung; und	b) claims due to an intentional or grossly negligent breach of duty; and
c) solche zwingenden Ansprüche, die jeweils kraft Gesetzes einer Erledigungsklausel entzogen sind wie beispielsweise Ansprüche auf Zahlung des Mindestlohns nach dem MiLoG.	c) such compulsory claims which cannot be subject of a settlement clause due to law, such as e.g., claims on paying minimum wage pursuant the Minimum Wages Act (MiLoG).

§ 12 Anwendbares Recht / Bindende Fassung	§ 12 Governing Law / Binding Version
1. Dieser Vertrag unterliegt deutschem Recht.	1. This Agreement shall be governed by German law.
2. Dieser Vertrag liegt den Parteien zugleich in einer deutschen und einer englischen Version vor. Die deutsche Fassung ist verbindlich.	2. This Agreement has been provided to the Parties in both, a German and English version. The German version shall be binding.

§ 13 Schlussbestimmungen	§ 13 Final Provisions
1. Dieser Vertrag stellt die vollständige und einzige Vereinbarung der Parteien über die Aufhebung ihres Arbeitsverhältnisses dar. Nebenabreden wurden nicht getroffen.	1. This Agreement represents the Parties’ entire and sole arrangement relating to the termination of their employment relationship. There are no side agreements.
2.
Mit Ausnahme individuell ausgehandelter Vereinbarungen haben Änderungen und Ergänzungen dieses Vertrages nur Gültigkeit, wenn sie schriftlich erfolgen (von beiden Parteien unterzeichnet). Dies gilt auch für die Aufhebung dieses Schriftformerfordernisses.

2.
Except for individually negotiated terms, changes and amendments to this Agreement are valid only if made in writing (signed by both Parties). The same applies to the termination of this written form requirement.

3.
Sollte eine Bestimmung dieses Vertrags ganz oder teilweise nichtig, unwirksam oder nicht durchsetzbar sein oder werden, wird die Wirksamkeit und Durchsetzbarkeit aller übrigen verbleibenden Bestimmungen davon nicht berührt. Die nichtige, unwirksame oder nicht durchsetzbare Bestimmung ist als durch diejenige wirksame und durchsetzbare Bestimmung ersetzt anzusehen, die dem mit der nichtigen, unwirksamen oder nicht durchsetzbaren Bestimmung verfolgten Sinn und Zweck nach Gegenstand, Maß, Zeit, Ort und Geltungsbereich am nächsten kommt. Entsprechendes gilt für die Füllung etwaiger Lücken in diesem Vertrag.

3.
If any provision of this Agreement should be or become wholly or partially void, ineffective or unenforceable, the validity, effectiveness and enforceability of the other provisions of this Agreement shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall be deemed replaced by such valid, effective and enforceable provision as comes closest to the economic intent and purpose of the invalid, ineffective or unenforceable provision as regards subject-matter, extent, time, place and scope. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

Unterschriftenseite folgt / signature page follows
Burlington, MA 11/22/2024	Alsdorf, Germany 11/22/2024
Ort, Datum / Place, date	Ort, Datum / Place, date

Cerence GmbH
/s/ Jennifer Salinas	/s/ Dr. Stefan Ortmanns
Jennifer Salinas Geschäftsführerin / Managing Director	Dr. Stefan Ortmanns

Der Mitarbeiter bestätigt mit seiner nochmaligen Unterschrift, am heutigen Tage eine von beiden Parteien im Original unterzeichnete Ausfertigung dieses Vertrages erhalten zu haben.	By his additional signature, the Employee confirms receipt of this Agreement today, originally signed by both Parties.

Alsdorf, Germany 11/22/2024	/s/ Dr. Stefan Ortmanns
Ort, Datum / Place, date	Dr. Stefan Ortmanns